Company Contacts:
Bradley B. Buechler                Randy C. Martin
Chairman, President and            Executive Vice President
Chief Executive Officer            Corporate Development and CFO
(314) 721-4242                     (314) 721-4242

For Immediate Release
Thursday, September 2, 2004

                       SPARTECH CORPORATION ANNOUNCES
      THIRD QUARTER FISCAL 2004 RESULTS AND DECLARES QUARTERLY DIVIDEND


Third Quarter Highlights:
   Net Sales increased by 21% to $288.0 million
   Operating Earnings rose by 29% to $24.9 million
   Interest Expense declined by 8% to $6.0 million
   Net Earnings increased by 44% to $11.7 million
   Earnings Per Diluted Share was $.36 vs. $.28 per share last year

 Financial Summary (Unaudited)
 (Dollars in thousands, except per share data)

                                          Quarter Ended              %
                                      07/31/04       08/02/03      Change
 OPERATING RESULTS
   Net Sales                           $288,035       $238,870        21%
   Operating Earnings                  $ 24,934       $ 19,309        29%
   Net Earnings                        $ 11,712       $  8,147        44%
   Earnings Per Share:
     Basic                             $   0.36       $   0.28        29%
     Diluted                           $   0.36       $   0.28        29%
 PERFORMANCE RATIOS
   Gross Margin %                          14.2%          13.9%
   Operating Earnings Per Pound Sold      $0.71          $0.66
   Operating Return on Net Sales            8.7%           8.1%
   Total Debt to Total Debt & Equity       46.5%          56.0%
   Return on Average Equity                11.6%          10.6%



 "Spartech's fiscal 2004 third quarter was a successful one for our Company.We took some significant steps in the pursuit of our commitment to generate lasting value for our customers, shareholders, and employees, while at the same time we produced solid gains in our current operating results."
      Bradley B. Buechler, Chairman, President & Chief Executive Officer-

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SPARTECH CORPORATION
THIRD QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
ADD 1


                       SPARTECH CORPORATION ANNOUNCES

      THIRD QUARTER FISCAL 2004 RESULTS AND DECLARES QUARTERLY DIVIDEND


     ST. LOUIS, September 2, 2004 - Spartech Corporation (NYSE:SEH) announced today increases in both sales and earnings for its third quarter which ended July 31, 2004.

     Spartech's Chairman, President and CEO, Bradley B. Buechler, reported that sales for the Company's fiscal third quarter were $288.0 million, an increase of 21% from the $238.9 million reported in the third quarter of last year. The Company's fiscal 2004 third quarter operating earnings were $24.9 million or 29% greater than the $19.3 million reported for the same three month period last year. Third quarter 2004 net earnings were $11.7 million, or $0.36 per diluted share, compared to the $8.1 million, or $0.28 per diluted share, reported in 2003.

     Commenting on the results, Mr. Buechler stated, "Our consolidated sales volume for the third quarter was exceptionally strong. Excellent internal growth of 15% resulted in more than 350 million pounds being shipped during the period.20% greater than last years' similar quarter. Operating Earnings Per Pound Shipped - one of our key economic performance indicators - also recorded a solid increase during the third quarter as our conversion cost containment efforts assisted us in moving this measure to 7.1 cents per pound shipped as compared to the 6.6 cents per pound shipped in the third quarter of fiscal 2003."

SEGMENT RESULTS

Custom Sheet & Rollstock - Our Custom Sheet & Rollstock group, which represents approximately two-thirds of the Company's consolidated sales saw volume (in pounds) increase by 30% in the third quarter of fiscal 2004. The majority (20%) came from strong internal growth in primarily the packaging, appliance and building & construction markets. Our fourth quarter 2003 acquisition of TriEnda's sheet extrusion operation, along with price/mix changes made up the balance of the increase in sales dollars. The segment's operating margin improved modestly during this year's third quarter.advancing to 11.2 cents per pound from 11.0 cents per pound last year.as unprecedented raw material price increases offset most of the group's benefits from conversion cost reductions and its strong capacity utilization rate (approximately 90%).

     (In Millions)
                               Third Quarter         First Nine Months
                             2004         2003       2004      2003
          Net Sales          $196.5       $158.9     $545.5     $462.0
                             ======       ======     ======     ======
          Operating          $ 21.0       $ 16.0     $ 58.0     $ 46.6
          Earnings
                             ======       ======     ======     ======

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SPARTECH CORPORATION
THIRD QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
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     Color & Specialty Compounds - Sales volume for the Company's Color &
     Specialty Compounds group rose by 11% in the third quarter, with strong increases coming from three of the five major markets served by this segment.packaging, transportation and appliance. Operating earnings per pound shipped also generated a double-digit increase (18%).advancing from 3.4 cents per pound last year to 4.0 cents per pound in the third quarter of this year.as the group rebounded from an extremely soft third quarter in 2003. The group's recent positive trend in internal growth over the past two quarters gives us encouragement that once the current resin market stabilizes or prices roll back to more reasonable levels, our traditional operating margins for this group will return.

     (In Millions)
                              Third Quarter        First Nine Months
                             2004       2003        2004        2003
          Net Sales         $  75.1      $  64.3     $219.4      $192.2
                            =======      =======     ======      ======
          Operating         $   6.2      $   4.7     $ 18.5      $ 15.2
          Earnings
                            =======      =======     ======      ======

     Molded & Profile Products -The Company's Molded & Profile Products segment generated modest sales and earnings increases, in the 5-6% range, during the third quarter. However, current plans call for some operational realignments in the group over the next 6-12 months, which should result in an improved performance by this segment in fiscal 2005.

      (In Millions)
                               Third Quarter         First Nine Months
                               2004         2003       2004        2003
          Net Sales         $  16.5      $  15.6    $  52.2      $ 48.9
                            =======      =======     ======      ======
          Operating         $   1.4      $   1.3    $   5.2      $  3.8
          Earnings          =======      =======     ======      ======

Mr.Buechler added, "We expect strong demand in the fourth quarter to continue to produce solid sales growth, currently estimated at 8-10% over the prior year period. Despite this strong demand, volatile crude oil prices have resulted in increasing raw material costs that could continue to put pressure on material margins. Factoring in these favorable sales trends and the raw material price volatility, our current guidance for fiscal 2004 is a range of $1.33 to $1.38 earnings per fully diluted share. Our management team is very positive about the long-term outlook for our Company, considering.(1) the positive trend in our internal volume growth rate (8%) during the past 12 months; (2) the ongoing implementation of our lean manufacturing effort; (3) our senior management realignment in March positioning us for the Company's next chapter of growth; (4) the opening of our new Product Development Center in June; and (5) the increased number of solid expansion opportunities, both domestic (such as our recently announced agreement to purchase three divisions of VPI) and now global as well.we believe our Company is strategically positioned for some sustainable growth over the next several years."


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SPARTECH CORPORATION
THIRD QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
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     Finally, Mr. Buechler announced that the Company's Board of Directors declared a third quarter cash dividend of 11 cents per common share, payable on September 30, 2004, to common shareholders of record on September 16, 2004.

     A live internet broadcast of Spartech's conference call regarding fiscal 2004 third quarter earnings can be accessed at 11:00a.m. Eastern time on Thursday, September 2, on the Company's website, http://www.spartech.com. An archived replay of the call will also be available on the website for 90 days. Investors can also listen to the call live via phone by dialing 1-888-214-0355 and requesting the Spartech conference call. International callers may dial 713-481-1320.

     Spartech Corporation is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products, which has 48 facilities located throughout the United States, Canada, Mexico, and Europe, with annual production capacity of more than 1.6 billion pounds and sales of approximately $1 billion, annually.

Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended November 1, 2003, which is on file with the Securities and Exchange Commission.


                              -TABLE TO FOLLOW-
SPARTECH CORPORATION
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                              SPARTECH CORPORATION
                    (In Thousands, Except Per Share Amounts)

Operating Results
                         Three Months Ended (Unaudited)    Nine Months Ended
(Unaudited)
                         July 31,  August 2,   Percent    July 31,   August 2, Percent
                          2004        2003     Change       2004       2003    Change
Net Sales              $288,035   $238,870         21%   $817,089   $703,058      16%
                       ========   ========    ========   ========   ========    =====
Operating Earnings     $  24,934  $ 19,309         29%   $ 71,783  $  57,508     25%
                       ========   ========    ========   ========   ========    =====
Interest               $   5,981  $  6,487        (8%)  $  18,486  $  18,858     (2%)
                       ========   ========    ========   ========   ========    =====
Income Tax Provision   $7,241     $  4,675        55%   $  20,360  $  13,804     47%
                       ========   ========    ========   ========   ========    =====
Net Earnings           $  11,712  $  8,147        44%   $  32,937  $  24,846     33%
                       ========   ========    ========   ========   ========    =====
Earnings Per Common
Share - Diluted        $    .36   $    .28         29%   $   1.04   $    .84      24%
                       ========   ========    ========   ========   ========    =====
Weighted Average
Common
Shares Outstanding -
Diluted                 34,164     29,622       15%        33,233      29,530     13%
                       ========   ========    ========   ========   ========    =====

SPARTECH CORPORATION
THIRD QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
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
                              SPARTECH CORPORATION
                            (In Thousands, Unaudited)


                                                       As Of
                                           July 31,         Nov. 1,        Percent
                                             2004            2003           Change
Select Balance Sheet Data

Receivables, net                            $172,655        $149,546             15%
                                            ========        ========        ========
Inventories                                 $128,462       $  99,671             29%
                                            ========        ========        ========
Property, Plant and Equipment, net          $285,447        $283,924              1%
                                            ========        ========        ========
Accounts Payable & Accrued Liabilities      $134,129        $132,764              1%
                                            ========        ========        ========
Total Debt                                  $356,571        $383,819            (7%)
                                            ========        ========        ========
Shareholders' Equity                        $410,048        $322,358             27%
                                            ========        ========        ========


                                     Three Months Ended        Nine Months Ended
                                    July 31,     August 2,    July 31,     August 2,
                                     2004          2003       2004            2003
Select Cash Flow Information

Cash Flow From Operations             $ 18,399   $  35,479    $  16,649   $  41,585
                                      ========   =========    =========   =========
Capital Expenditures                  $ 10,181   $   5,729    $  22,695   $  17,742
                                      ========   =========    =========   =========
Depreciation & Amortization          $   8,516   $   7,970    $  25,484   $  23,376
                                      ========   =========    =========   =========
Borrowings (Repayments) of Long-     $     827   $ (30,483)    $(36,857)  $ (18,091)
Term Debt, Excluding Acquisitions
                                      ========   =========    =========   =========
Dividends on Common Stock            $   3,534  $    2,927    $  10,297  $    8,776
                                      ========   =========    =========   =========
Treasury Stock Acquired,
   (Net of Option Proceeds)          $      66  $    (834)   $  (1,841)  $      612
                                      ========   =========    =========   =========